Exhibit 3.1(i)

Electronic Articles of Incorporation                              P12000023633:
For                                                               Filed
                                                                  March 08. 2012
                                                                  Sec. Of State
                                                                  jahickman

ARROW CARS INTERNATIONAL INC.
The undersigned incorporates, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

The name of the corporation is:

     ARROW CARS INTERNATIONAL INC

                                   ARTICLE II

The principal place of business address:

     AV MARQUES DEL DUERO 67 2A
     SAN PEDRO DE ALCANTARA
     MALAGA, MALAGA. SPAIN, OC. OC 29670

The mailing address of the corporation is

     AV MARQUES DEL DUERO 67 2A
     SAN PEDRO DE ALCANTARA
     MALAGA. MALAGA. SPAIN. OC. OC 29670

                                   ARTICLE III

The purpose for which this corporation is organized is:

     ANY AND ALL LAWFUL BUSINESS.

                                   ARTICLE IV

The number of shares the corporation is authorized to issue is 100,000,000

                                    ARTICLE V

The name and Florida street address of the registered  agent is

INCORP SERVICES, INC.
17888 67TH COURT NORTH
LOXAHATCHEE, FL.   33470

I certify that I am familiar with and accept ihe responsibilities of registered agent.

Registered Agent Signature: CHRIS MERSHON, ASSISTANT SECRETARY

                                                                   P12000023633:
                                                                           Filed
                                                                  March 08. 2012
                                                                   Sec. Of State
                                                                       jahickman

                                   ARTICLE VI

The name and address of the incorporator is:

     CHRIS MERSHON
     187 E. WARM SPRINGS ROAD
     SUITE B
     LAS VEGAS, NV 89119

Electronic Signature of Incorporator: CHIRIS MERSHON, INCORPORATOR

I am the incorporator submitting these .Articles of Incorporation and affirm that the facts staled herein arc true I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817 155, F.S I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and even year thereafter to maintain "active" status

                                   ARTICLE VII

The initial officer(s) and/or directors) of the corporation is/are:

Title: D
ENZO TADDEI
AV MARQUES DEL DUERO 67 2A, SAN PEDRO
DE ALCANTARA. MALAGA, SPAIN OC. 29670 OC

Title: P
ENZO TADDEI
AV MARQUES DEL DUERO 67 2A, SAN PEDRO
DE ALCANTARA. MALAGA, SPAIN OC. 29670 OC

Title: VP
ENZO TADDEI
AV MARQUES DEL DUERO 67 2A, SAN PEDRO
DE ALCANTARA. MALAGA, SPAIN OC. 29670 OC

Title: S
ENZO TADDEI
AV MARQUES DEL DUERO 67 2A, SAN PEDRO
DE ALCANTARA. MALAGA, SPAIN OC. 29670 OC

Tille: T
ENZO TADDEI
AV MARQUES DEL DUERO 67 2A, SAN PEDRO
DE ALCANTARA. MALAGA, SPAIN OC. 29670 OC